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                                                                    EXHIBIT 23.4

                         INDEPENDENT AUDITORS' CONSENT


    We consent to the use in this Amendment No. 2 to Registration Statement No. 333-18263 of Suiza Foods Corporation on Form S-1 of our report dated December 14, 1995, with respect to the balance sheets of Model Dairy, Inc. as of October 31, 1995 and 1994, and the related statements of earnings and retained earnings, and cash flows for the years then ended, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


BARNARD, VOGLER & CO.


Reno, Nevada
January 21, 1997